Exhibit 99.1

FOR IMMEDIATE RELEASE

HCP REPORTS THIRD QUARTER 2011 RESULTS

HIGHLIGHTS

--                Year-over-year diluted FFO per share increased to $0.63; diluted FFO as adjusted per share increased to $0.67; diluted FAD per share increased to $0.53; and diluted earnings per share increased to $0.41

--                Year-over-year three- and nine-month adjusted NOI Same Property Performance increased 4.5% and 4.6%, respectively

--                Raised full-year 2011 adjusted NOI Same Property Performance guidance to a range of 3.25% to 4.25%

--                Raised full-year 2011 FFO as adjusted guidance to $2.65 – $2.71 per share and FAD guidance to $2.11 – $2.17 per share

--                Completed strategic venture with Brookdale Senior Living

--                Subsequent to quarter end, LinkedIn signed a 303,000 sq. ft. lease extension, resulting in a 71% rent increase, and executed a new lease for a 70,000 sq. ft. build-to-suit development

LONG BEACH, CA, October 31, 2011 – HCP (the “Company” or “we”) (NYSE:HCP) announced results for the quarter ended September 30, 2011 as follows (in thousands, except per share amounts):

	Three Months Ended September 30, 2011			Three Months Ended September 30, 2010(2)		Per Share
	Amount		Per Share	Amount	Per Share	Change
FFO	$259,571		$0.63	$96,081	$0.31	$0.32
Impairments	15,400	(1)	0.04	71,693	0.23	(0.19)
FFO as adjusted	$274,971		$0.67	$167,774	$0.54	$0.13

FAD	$216,325		$0.53	$139,332	$0.45	$0.08

Net income applicable to common shares	$166,367		$0.41	$16,995	$0.05	$0.36

(1)     The impairment charge during the three months ended September 30, 2011 relates to our senior secured loan to Cirrus Health (“Cirrus”). See the “Other Events” section of this release for additional information regarding the Cirrus loan impairment.

(2)     The impairment charge during the three months ended September 30, 2010 relates to our past investment in HCP Ventures II. In addition to this impairment, operating results for the quarter ended September 30, 2010 include the impact of the following: (i) income of $0.02 per share related to gain on sales of bond investments and (ii) a charge of $0.02 per share in connection with acquisition pursuit costs.

FFO, FFO as adjusted and FAD are supplemental non-GAAP financial measures that the Company believes are helpful in evaluating the operating performance of real estate investment trusts. See the “Funds From Operations” section of this release for additional information regarding FFO and FFO as adjusted and the “Funds Available for Distribution” section for additional information regarding FAD.

STRATEGIC VENTURE WITH BROOKDALE SENIOR LIVING

On September 1, 2011, we completed a strategic venture with Brookdale Senior Living, Inc. (“Brookdale”) that includes 37 HCP-owned senior living communities previously leased to or operated by Horizon Bay Retirement Living (“Horizon Bay”). As part of this transaction, Brookdale acquired Horizon Bay and: (i) assumed an existing triple-net lease for nine of our communities; (ii) entered into a new triple-net lease related to four of our communities; (iii) assumed Horizon Bay’s management of three of our communities, one of which was recently developed by HCP; and (iv) entered into management contracts and a joint venture agreement for a 10% interest in the real estate and operations for 21 of our communities in a RIDEA structure.

OTHER EVENTS

During the quarter ended September 30, 2011, we made investments of $43 million to fund development and other capital projects, primarily in our life science and medical office segments.

During the quarter ended September 30, 2011, we concluded our loan to Cirrus was impaired. This impairment was as a result of: (i) the continued delay and costs associated with the sale of certain collateral assets (primarily Cirrus’ interests in partnerships operating surgical centers); and (ii) the decline in the operating performance and value of certain of Cirrus’ collateral assets. Therefore, in September 2011, we recognized a non-cash charge of $15.4 million that reduced the carrying value of our loan from $91.1 million to $75.7 million, which represents the fair value of the related collateral supporting this loan.

Subsequent to quarter end, LinkedIn Corporation (“LinkedIn”) agreed to an expansion of their corporate headquarters at our Shoreline campus in Mountain View, California. The expansion totaling 373,000 sq. ft. consists of: (i) a lease totaling 303,000 sq. ft. with terms that include an extension to March 2023 and an increase to the rental rates by 71% over in-place rents effective January 2012; and (ii) a lease for a new 70,000 sq. ft. building for a period of 10 years, which is expected to complete construction in 2013.

DIVIDEND

On October 27, 2011, we announced that our Board of Directors declared a quarterly cash dividend of $0.48 per common share. The dividend will be paid on November 22, 2011 to stockholders of record as of the close of business on November 7, 2011.

OUTLOOK

For the full year 2011, we expect FFO applicable to common shares to range between $2.46 and $2.52 per share; FFO as adjusted applicable to common shares to range between $2.65 and $2.71 per share; FAD applicable to common shares to range between $2.11 and $2.17 per share; and net income applicable to common shares to range between $1.56 and $1.62 per share.

Estimates of FFO and net income applicable to common shares include the impact of the HCR ManorCare Acquisition that closed on April 7, 2011 and the corresponding merger-related items. FFO as adjusted and FAD applicable to common shares exclude the impact of the Cirrus impairment and merger-related items.  Merger-related items are as follows: (i) direct transaction costs and (ii) negative carrying costs related to prefunding the HCR ManorCare Acquisition, which were partially offset by (iii) gains upon the reinvestment of our HCR ManorCare debt investments and other miscellaneous items. See the “Projected Future Operations” section of this report for additional information regarding the above estimates.

COMPANY INFORMATION

HCP has scheduled a conference call and webcast for Monday, October 31, 2011 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter ended September 30, 2011. The conference call is accessible by dialing (800) 706-7748 (U.S.) or (617) 614-3473 (International). The participant passcode is 29508715. The webcast is accessible via the Company’s website at www.hcpi.com. This link can be found on the “Event Calendar” page, which is under the “Investor Relations” tab. Through November 14, 2011, an archive of the webcast will be available on our website and a telephonic replay can be accessed by calling (888) 286-8010 (U.S.) or (617) 801-6888 (International) and entering passcode 23906054. The Company’s supplemental information package for the current period will also be available on the Company’s website in the “Presentations” section of the “Investor Relations” tab.

ABOUT HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP has been a publicly traded NYSE listed company since 1985 (NYSE:HCP). HCP’s portfolio of properties is distributed among distinct sectors of the healthcare industry, including senior housing, post-acute/skilled nursing, life science, medical office and hospital. For more information, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include among other things, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO as adjusted applicable to common shares on a diluted basis, and FAD applicable to common shares on a diluted basis for the full-year of 2011.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

CONTACT

HCP

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

(562) 733-5309

HCP, Inc.

Consolidated Balance Sheets

In thousands, except share and per share data

(Unaudited)

	September 30,	December 31,
	2011	2010
Assets
Real estate:
Buildings and improvements	$9,010,834	$8,209,806
Development costs and construction in progress	168,828	144,116
Land	1,732,413	1,573,984
Accumulated depreciation and amortization	(1,465,165)	(1,251,142)
Net real estate	9,446,910	8,676,764

Net investment in direct financing leases	6,687,812	609,661
Loans receivable, net	103,473	2,002,866
Investments in and advances to unconsolidated joint ventures	225,979	195,847
Accounts receivable, net of allowance of $1,426 and $5,150, respectively	24,786	34,504
Cash and cash equivalents	44,860	1,036,701
Restricted cash	47,851	36,319
Intangible assets, net	389,518	316,375
Other assets, net	468,188	422,886

Total assets	$17,439,377	$13,331,923

Liabilities and equity
Bank line of credit	$375,000	$—
Senior unsecured notes	5,415,097	3,318,379
Mortgage debt	1,780,040	1,235,779
Other debt	89,325	92,187
Intangible liabilities, net	132,788	148,072
Accounts payable and accrued liabilities	260,346	313,806
Deferred revenues	69,729	77,653
Total liabilities	8,122,325	5,185,876

Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25.00 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 407,779,492 and 370,924,887 shares issued and outstanding, respectively	407,779	370,925
Additional paid-in capital	9,353,785	8,089,982
Cumulative dividends in excess of earnings	(890,477)	(775,476)
Accumulated other comprehensive loss	(28,483)	(13,237)
Total stockholders’ equity	9,127,777	7,957,367

Joint venture partners	18,184	14,935
Non-managing member unitholders	171,091	173,745
Total noncontrolling interests	189,275	188,680

Total equity	9,317,052	8,146,047

Total liabilities and equity	$17,439,377	$13,331,923

HCP, Inc.

Consolidated Statements of Income

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Revenues:
Rental and related revenues	$254,251	$227,679	$768,647	$682,316
Tenant recoveries	23,880	23,326	69,765	67,156
Resident fees and services	11,974	15,277	15,314	15,277
Income from direct financing leases	153,496	13,028	310,553	37,238
Interest income	577	36,582	99,199	108,004
Investment management fee income	494	1,157	1,605	3,755
Total revenues	444,672	317,049	1,265,083	913,746

Costs and expenses:
Depreciation and amortization	88,556	78,313	270,028	233,948
Interest expense	104,198	71,598	317,903	220,295
Operating	57,672	60,426	151,139	151,929
General and administrative	19,648	19,590	76,472	65,039
Impairments (recoveries)	15,400	—	15,400	(11,900)
Total costs and expenses	285,474	229,927	830,942	659,311

Other income (expense), net	(772)	6,657	17,058	7,151

Income before income taxes and equity income from and impairments of investments in unconsolidated joint ventures	158,426	93,779	451,199	261,586
Income taxes	(5)	(867)	(290)	(1,809)
Equity income from unconsolidated joint ventures	17,050	209	32,798	4,078
Impairments of investments in unconsolidated joint ventures	—	(71,693)	—	(71,693)
Income from continuing operations	175,471	21,428	483,707	192,162

Discontinued operations:
Income before gain on sales of real estate, net of income taxes	—	758	—	2,655
Gain on sales of real estate, net of income taxes	—	3,987	—	4,052
Total discontinued operations	—	4,745	—	6,707

Net income	175,471	26,173	483,707	198,869
Noncontrolling interests’ share in earnings	(3,276)	(3,518)	(12,660)	(10,077)
Net income attributable to HCP, Inc.	172,195	22,655	471,047	188,792
Preferred stock dividends	(5,282)	(5,282)	(15,848)	(15,848)
Participating securities’ share in earnings	(546)	(378)	(1,893)	(1,648)

Net income applicable to common shares	$166,367	$16,995	$453,306	$171,296

Basic earnings per common share:
Continuing operations	$0.41	$0.04	$1.15	$0.55
Discontinued operations	—	0.01	—	0.02
Net income applicable to common shares	$0.41	$0.05	$1.15	$0.57

Diluted earnings per common share:
Continuing operations	$0.41	$0.04	$1.14	$0.55
Discontinued operations	—	0.01	—	0.02
Net income applicable to common shares	$0.41	$0.05	$1.14	$0.57

Weighted average shares used to calculate earnings per common share:
Basic	407,081	309,448	395,258	299,243

Diluted	408,646	311,092	397,013	300,468

HCP, Inc.

Consolidated Statements of Cash Flows

In thousands

(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net income	$483,707	$198,869
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	270,028	233,948
Discontinued operations	—	1,442
Amortization of above and below market lease intangibles, net	(3,271)	(5,337)
Stock-based compensation	15,286	11,306
Amortization of debt premiums, discounts and issuance costs, net	22,118	7,238
Straight-line rents	(46,936)	(32,869)
Interest accretion	(65,973)	(46,997)
Deferred rental revenues	(1,284)	(2,245)
Equity income from unconsolidated joint ventures	(32,798)	(4,078)
Distributions of earnings from unconsolidated joint ventures	2,462	5,441
Gain upon consolidation of joint venture	(7,769)	—
Marketable securities gains, net	—	(5,642)
Gain upon settlement of loans receivable	(22,812)	—
Gain on sale of real estate	—	(4,052)
Derivative (gains) losses, net	(1,226)	470
Impairments, net of recoveries	15,400	59,793
Changes in:
Accounts receivable, net	3,206	1,987
Other assets	28,631	1,181
Accounts payable and accrued liabilities	(71,848)	10,273
Net cash provided by operating activities	586,921	430,728
Cash flows from investing activities:
Cash used in the HCR ManorCare Acquisition, net of cash acquired	(4,026,556)	—
Cash used in the HCP Ventures II purchase, net of cash acquired	(135,550)	—
Other acquisitions and development of real estate	(170,629)	(228,297)
Leasing costs and tenant and capital improvements	(31,772)	(65,183)
Proceeds from sales of real estate, net	—	1,963
Purchase of an interest in and contributions to unconsolidated joint ventures	(95,000)	(6,445)
Distributions in excess of earnings from unconsolidated joint ventures	1,936	2,469
Purchases of marketable equity securities	(22,449)	—
Proceeds from the sale of marketable securities	—	72,749
Principal repayments on loans receivable and direct financing leases	303,867	28,494
Investments in loans receivable	(363,337)	(131,492)
Increase in restricted cash	(11,532)	(1,223)
Net cash used in investing activities	(4,551,022)	(326,965)
Cash flows from financing activities:
Net borrowings under bank line of credit	375,000	318,000
Repayment of term loan	—	(200,000)
Repayments of mortgage debt	(152,517)	(162,623)
Issuance of senior unsecured notes	2,400,000	—
Repayment of senior unsecured notes	(292,265)	(200,000)
Debt discounts and issuance costs	(43,716)	—
Net proceeds from the issuance of common stock and exercise of options	1,302,883	518,844
Dividends paid on common and preferred stock	(586,048)	(434,378)
Sale of noncontrolling interests	14,028	8,395
Purchase of noncontrolling interests	(34,104)	—
Distributions to noncontrolling interests	(11,001)	(11,625)
Net cash provided by (used in) financing activities	2,972,260	(163,387)
Net decrease in cash and cash equivalents	(991,841)	(59,624)
Cash and cash equivalents, beginning of period	1,036,701	112,259
Cash and cash equivalents, end of period	$44,860	$52,635

HCP, Inc.

Funds From Operations(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011		2010

Net income applicable to common shares	$166,367	$16,995	$453,306		$171,296
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	88,556	78,313	270,028		233,948
Discontinued operations	—	194	—		1,442
Direct financing lease (“DFL”) depreciation	2,874	—	5,879		—
Gain on sales of real estate	—	(3,987)	—		(4,052)
Gain upon consolidation of joint venture	—	—	(7,769)		—
Equity income from unconsolidated joint ventures	(17,050)	(209)	(32,798)		(4,078)
FFO from unconsolidated joint ventures	19,574	5,213	40,408		19,709
Noncontrolling interests’ and participating securities’ share in earnings	3,822	3,896	14,553		11,725
Noncontrolling interests’ and participating securities’ share in FFO	(4,572)	(4,334)	(16,385)		(13,192)
FFO applicable to common shares	$259,571	$96,081	$727,222		$416,798
Distributions on dilutive convertible units	3,048	—	9,066		—
Diluted FFO applicable to common shares	$262,619	$96,081	$736,288		$416,798

Diluted FFO per common share	$0.63	$0.31	$1.83		$1.39

Weighted average shares used to calculate diluted FFO per share	414,590	311,092	402,967		300,468

Impact of adjustments to FFO:
Merger-related items	$—	$—	$26,596	(2)	$—
Impairments, net of recoveries	15,400	71,693	15,400		59,793
	$15,400	$71,693	$41,996		$59,793

FFO as adjusted applicable to common shares	$274,971	$167,774	$769,218		$476,591
Distributions on dilutive convertible units and other	3,011	1,641	8,927		4,760
Diluted FFO as adjusted applicable to common shares	$277,982	$169,415	$778,145		$481,351
Per common share impact of adjustments on diluted FFO	$0.04	$0.23	$0.19	(3)	$0.19

Diluted FFO as adjusted per common share	$0.67	$0.54	$2.02		$1.58

Weighted average shares used to calculate diluted FFO as adjusted per share	414,590	314,778	385,693	(3)	304,002

(1)  The Company believes FFO is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue. FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from real estate dispositions and upon changes in control of joint ventures, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company.

FFO as adjusted represents FFO before the impact of impairments, impairment recoveries and merger-related items (defined below). Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

(2)  $26.6 million of merger-related items attributable to the HCR ManorCare Acquisition (incurred from January 1st through April 6th 2011) include the following: (i) $26.8 million of direct transaction costs, (ii) $23.9 million of interest expense associated with the $2.4 billion senior notes issued on January 24, 2011, proceeds from which were obtained to prefund the HCR ManorCare Acquisition, partially offset by (iii) $24.1 million of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items.

(3)  Includes $0.04 per share of impairments and $0.15 per share of merger-related items; merger-related items are attributable to the HCR ManorCare Acquisition and detailed as follows:

(i) $0.07 per share of direct transaction costs that are discussed in footnote 2(i);

(ii) ($0.07) per share of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items that is discussed in footnote 2(iii); and

(iii) $0.15 per share of negative carry related to prefunding activities consisting of: (a) 76 million shares from our December 2010 and March 2011 common stock offerings (excludes 4.5 million shares in March 2011 related to the underwriters’ overallotment option), which issuances increased our weighted average shares by 17 million shares for the nine months ended September 30, 2011; and (b) $0.06 per share for the interest expense related to the $2.4 billion senior notes discussed in footnote 2(ii). Proceeds from these offerings were used to prefund a portion of the cash consideration for the HCR ManorCare Acquisition.

HCP, Inc.

Funds Available for Distribution(1)

In thousands, except per share data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

FFO as adjusted applicable to common shares	$274,971	$167,774	$769,218	$476,591
Amortization of above and below market lease intangibles, net	(1,178)	(1,629)	(3,271)	(5,337)
Stock-based compensation	5,081	3,618	15,286	11,306
Amortization of debt premiums, discounts and issuance costs, net(2)	3,716	1,934	10,065	7,238
Straight-line rents	(14,024)	(11,174)	(46,936)	(32,869)
DFL accretion(3)	(23,571)	(2,932)	(48,508)	(8,340)
DFL depreciation	(2,874)	—	(5,879)	—
Deferred revenues – tenant improvement related	(491)	(928)	(2,134)	(2,785)
Deferred revenues – additional rents (SAB 104)	284	705	850	540
Leasing costs and tenant and capital improvements	(10,832)	(16,839)	(31,772)	(33,384)
Joint venture and other FAD adjustments(3)	(14,757)	(1,197)	(29,087)	(5,820)
FAD applicable to common shares	$216,325	$139,332	$627,832	$407,140

Distributions on dilutive convertible units	1,756	—	5,158	—

Diluted FAD applicable to common shares	$218,081	$139,332	$632,990	$407,140

Diluted FAD per common share	$0.53	$0.45	$1.65	$1.36

Weighted average shares used to calculate diluted FAD per common share	412,305	311,092	383,397	300,468

(1)   Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) straight-line rents; (ii) amortization of acquired above/below market lease intangibles; (iii) amortization of debt premiums, discounts and issuance costs; (iv) amortization of stock–based compensation expense; (v) accretion and depreciation related to direct financing leases; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, HCP’s FAD may not be comparable to those reported by other REITs. Although HCP’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

(2)   Excludes $11.3 million related to the write-off of unamortized loan fees for the Company’s bridge loan commitment and $0.8 million related to the amortization of deferred issuance costs of the senior notes discussed above, which costs are included in merger-related items for the nine months ended September 30, 2011.

(3)   For the three and nine months ended September 30, 2011, DFL accretion includes a reduction of $14.4 million and $27.7 million respectively, and Joint venture and other FAD adjustments include a contribution of $17.6 million and $32.0 million, respectively, as a result of HCP’s equity interest in the operations of HCR ManorCare, Inc. (“HCR ManorCare OpCo”). The Company’s joint venture interest in HCR ManorCare OpCo is accounted for using the equity method and results in an ongoing reduction of DFL income, proportional to HCP’s ownership in HCR ManorCare OpCo. Further, the Company’s share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding reduction of related lease expense recognized at the HCR ManorCare OpCo level.

HCP, Inc.

Net Operating Income and Same Property Performance(1)(2)

Dollars in thousands

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income	$175,471	$26,173	$483,707	$198,869
Interest income	(577)	(36,582)	(99,199)	(108,004)
Investment management fee income	(494)	(1,157)	(1,605)	(3,755)
Depreciation and amortization	88,556	78,313	270,028	233,948
Interest expense	104,198	71,598	317,903	220,295
General and administrative	19,648	19,590	76,472	65,039
Impairments (recoveries)	15,400	—	15,400	(11,900)
Other (Income) expense, net	772	(6,657)	(17,058)	(7,151)
Income taxes	5	867	290	1,809
Equity income from unconsolidated joint ventures	(17,050)	(209)	(32,798)	(4,078)
Impairments of investments in unconsolidated joint ventures	—	71,693	—	71,693
Total discontinued operations, net of income taxes	—	(4,745)	—	(6,707)
NOI (1)	$385,929	$218,884	$1,013,140	$650,058
Straight-line rents	(14,024)	(11,174)	(46,936)	(32,869)
DFL accretion	(23,571)	(2,932)	(48,508)	(8,340)
Amortization of above and below market lease intangibles, net	(1,178)	(1,629)	(3,271)	(5,337)
Lease termination fees	(239)	(1,592)	(3,417)	(5,165)
NOI adjustments related to discontinued operations	—	7	—	27
Adjusted NOI(1)	$346,917	$201,564	$911,008	$598,374
Non-SPP adjusted NOI(1)(2)	(135,221)	940	(284,794)	262
Same property portfolio adjusted NOI(1)(2)	$211,696	$202,504	$626,214	$598,636

Adjusted NOI % change – SPP	4.5%		4.6%

(1)   The Company believes Net Operating Income from Continuing Operations (“NOI”) provides investors relevant and useful information because it measures the operating performance of the Company’s leased properties (i.e., real estate and DFLs) at the property level on an unleveraged basis. NOI is used to evaluate the operating performance of leased properties and SPP. The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

NOI is defined as rental revenues, including tenant reimbursements, resident fees and services, and income from direct financing leases, less property level operating expenses. NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, impairments, impairment recoveries, other income, net, income tax expenses, equity income from unconsolidated joint ventures and discontinued operations. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash basis NOI.”

(2)   Same property statistics allow management to evaluate the performance of the Company’s leased property portfolio under a consistent population, which eliminates the changes in the composition of our portfolio of properties. The Company identifies its SPP as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	2011
	Low	High

Diluted earnings per common share	$ 1.56	$ 1.62
Real estate depreciation and amortization	0.88	0.88
DFL depreciation	0.02	0.02
Gain upon consolidation of joint venture	(0.02)	(0.02)
Joint venture FFO adjustments	0.02	0.02
Diluted FFO per common share	$ 2.46	$ 2.52
Merger-related items(2)	0.15	0.15
Impairments	0.04	0.04
Diluted FFO as adjusted per common share	$ 2.65	$ 2.71
Amortization of above and below market lease intangibles, net	(0.01)	(0.01)
Stock-based compensation	0.05	0.05
Amortization of debt premiums, discounts and issuance costs, net	0.04	0.04
Straight-line rents	(0.15)	(0.15)
DFL accretion(3)	(0.19)	(0.19)
DFL depreciation	(0.02)	(0.02)
Deferred revenues	(0.01)	(0.01)
Leasing costs and tenant and capital improvements	(0.13)	(0.13)
Joint venture and other FAD adjustments(3)	(0.12)	(0.12)
Diluted FAD per common share	$ 2.11	$ 2.17

(1)   Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, property dispositions and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, impairments, impairment recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of the Company’s contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, offerings of debt or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)   Merger-related items of $0.15 per share related to the HCR ManorCare Acquisition include the following:

(i) $0.07 per share of direct transaction costs, including professional fees and amortization of costs associated with the bridge loan commitment;

(ii) $0.14 per share of negative carry related to prefunding the transaction, which includes the impact of: (a) 76 million shares from our December 2010 and March 2011 common stock offerings (excludes 4.5 million shares in March 2011 related to the underwriters’ overallotment option) on the calculation of weighted average shares and (b) the additional interest expense and amortization of fees associated with the $2.4 billion senior notes offering completed on January 24, 2011. Proceeds from these offerings were used to fund the cash consideration of the HCR ManorCare Acquisition; which are partially offset by

(iii) ($0.06) per share of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items.

(3)   The Company’s joint venture interest in HCR ManorCare OpCo is accounted for using the equity method and results in an ongoing reduction of DFL income, proportional to HCP’s ownership in HCR ManorCare OpCo. Further, the Company’s share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding reduction of related lease expense recognized at the HCR ManorCare OpCo level. The increase in the Company’s equity income resulting from the decrease of HCR ManorCare OpCo lease expense represents additional non-cash income that is presented as a negative joint venture FAD adjustment.